BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125

J. W. BROWN (1911-1995)                                      JOANN M. STRASSER
JAMES R. CUMMINS                                             G. ANTONIO ANAYA
ROBERT S BROWN                                               AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                         LAWRENCE A. ZEINNER
LYNNE SKILKEN
AMY G. APPLEGATE                                               --------------
KATHRYN KNUE PRZYWARA                                            OF COUNSEL
MELANIE S. CORWIN                                              GILBERT BETTMAN
                                                                (1918 - 2000)

                                October 31, 2001

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Ladies and Gentlemen:

A legal opinion that we prepared was filed with the Trust's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                        Very truly yours,

                                        /s/ Brown, Cummins & Brown Co., L.P.A.
                                        Brown, Cummins & Brown Co., L.P.A.